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                              December 1, 1995



Union Pacific Corporation
Martin Tower
Eighth and Eaton Avenues
Bethlehem, Pennsylvania  18018

               Re:  Union Pacific Corporation
                    Registration Statement on Form S-4

Dear Ladies and Gentlemen:

          We have acted as special Utah corporate counsel to Union Pacific Corporation, a Utah corporation (the
"Company"), in connection with the Registration Statement
(the "Registration Statement") on Form S-4 filed with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").
The Registration Statement relates to the registration of the shares of Common Stock of the Company, par value
$2.50 per share (the "UP Common Stock"), to be issued in the proposed merger (the "Merger") of Southern Pacific
Rail Corporation, a Delaware corporation ("SP"), with and into Union Pacific Railroad Company, a Utah corporation
("UPRR") and wholly owned subsidiary of the Company.  The
Merger is to be effected pursuant to an Agreement and Plan of Merger, dated as of August 3, 1995 (the "Merger
Agreement"), by and among the Company, UP Acquisition
Corporation, a Delaware corporation, UPRR and SP.

          Pursuant to the Merger Agreement, each share of Common Stock of SP, par value $.001 per share (the "SP
Common Stock"), other than shares of SP Common Stock that are owned by the Company or any direct or indirect wholly owned subsidiary of the Company, (which shares of SP
Common Stock will be cancelled and retired), shall be converted, subject to proration and certain other limita-

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Union Pacific Corporation

December 1, 1995
Page 2

tions, at the election of the holder, into the right to receive (i) .4065 shares of UP Common Stock or (ii)
$25.00 in cash.

          In connection with this opinion, we have exam-ined originals, or copies certified or otherwise identi-fied to our satisfaction, of the articles of incorpora-tion and the bylaws of the Company. We have also exam-ined originals or copies, certified or otherwise identi-fied to our satisfaction, of such records of the Company, such agreements, certificates of public officials, cer-tificates of officers or other representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the completeness and authenticity of the originals of such latter documents.
In making our examination of documents executed by par-ties other than the Company, we have assumed (i) that each such party has satisfied those legal requirements that are applicable to it to the extent necessary to make such documents enforceable against it, including without limitation due authorization by all requisite action, corporate or other, and due execution and delivery, and
(ii) the validity and binding effect thereof. As to certain facts material to the opinions expressed herein, we have relied, without investigation or independent verification, upon oral or written statements and repre-sentations of officers and other representatives of the Company and others, and upon certificates issued by governmental officials, offices or agencies.

          Members of our firm are admitted to the Bar in the State of Utah, and we do not express any opinion as to the laws of any other jurisdiction. We express no opinion as to, and assume compliance with, any applicable federal or state securities laws.

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Union Pacific Corporation

December 1, 1995
Page 3

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The Company is a validly existing corpora-tion under the laws of the State of Utah; and

          2. The shares of UP Common Stock to be issued in the Merger pursuant to the Merger Agreement have been duly authorized, and upon the conclusion of the proceed-ings and actions which we understand are intended to be completed and taken prior to the Merger, such shares of UP Common Stock, when issued and delivered in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration
Statement and to the reference therein to this firm under the heading Legal Matters. In giving such consent we do not thereby admit or imply that we are in the category of a person whose consent is required under Section 7 of the Act.

                              Very truly yours,



                              PARSONS BEHLE & LATIMER